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                                                                     Exhibit 5.1


                       [LETTERHEAD OF LATHAM & WATKINS]


                                April 17, 2001


     Senetek PLC
     620 Airpark Road
     Napa
     CA 94558

          Re:  Senetek PLC Registration Statement on Form S-3
               ----------------------------------------------

     1. You have requested our opinion with respect to certain matters of English Law in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Senetek PLC (the "Company") with the Securities Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended, (the "Act") of 10,012,121 American Depositary Shares each representing one ordinary share of 5 pence each in the capital of the Company (the "Shares"). The Shares are to be issued on the exercise of warrants for sale as amended and restated on 22/nd/ January 2000 and as further detailed in the Registration Statement (the "Warrants").

     2. Our opinion is limited to the laws of England and Wales in force at the date of this opinion. We express no opinion as to any other law and we have assumed that there is nothing in any other law which would affect our opinion as stated herein. In particular, we have made no investigation as to the laws of the State of New York or the federal laws of the United States of America as a basis for this opinion and do not express or imply any opinion thereon. This opinion is governed by and shall be construed in accordance with the laws of England and Wales.

     3.   For the purposes of giving this opinion:

          (a)  we have examined and relied upon the following documents:

               (i)    the Registration Statement dated 23/rd/ January 2001;
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LATHAM & WATKINS

       Senetek PLC
       April 17, 2001
       Page 2


               (ii)   copies of the Warrants;

               (iii) a copy of the memorandum and articles of association of the Company as certified by the Company Secretary of the Company on 11th April 2001;

               (iv) a copy of the Certificate of Incorporation of the Company under the name "Senetek PLC";

               (v) a search of the database in respect of the Company in the records of the Registrar of Companies on 12th April 2001;

               (vi) a certificate dated 11th April 2001 from the Company Secretary certifying and confirming certain information in relation to the Company;

          (b) in rendering this opinion, we have assumed without search or enquiry (save as mentioned above):

               (i) the capacity, power and authority and compliance with all legal requirements of all parties (other than the Company) to execute, deliver and perform their respective obligations; and

               (ii) the genuineness of all signatures and seals on all documents, the completeness and authenticity of all documents submitted to us as originals or filed with the Registrar of Companies, and the conformity to, and completeness and authenticity of, the originals of all documents submitted to us as copies or files with the Registrar of Companies.

     4. On the basis of the above assumptions and subject to the qualifications set out below we are of the opinion that, upon completion of the proceedings being taken or to be taken prior to the issue of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried our in accordance with the securities and laws of the United States and the various states in the United States and in the United Kingdom, where required, the Shares when issued in the manner referred to in the Registration Statement will be legally and validly issued and fully paid.

          This opinion is subject to the Shares being issued on exercise of the Warrants forming part of the share capital covered by the allotment authority and disapplication of preemption rights pursuant to which such Warrants were granted or, to the extent not so covered, duly authorised and the subject of a valid allotment authority and a valid disapplication of preemption rights.

          This opinion is further subject to the Shares being allotted by the Directors of the Company in accordance with the Company's articles of association.
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LATHAM & WATKINS

       Senetek PLC
       April 17, 2001
       Page 3


       5.   The qualifications to which this opinion is subject are as follows:

            (a)  We express no opinion as to any tax or similar liability;

            (b) That the matters contained in the certificate referred to in paragraph 3(a)(vi) above are true and accurate as at the date of this opinion; and

            (c) That the Warrants are valid, binding and fully exercisable in accordance with their terms pursuant to the Laws of the State of New York and/or the federal laws of the United States of America or any of the states of the United States of America.

       6. This opinion is given as of the date set forth above and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention of any changes on law which may hereafter occur.

       7. This opinion is addressed to you personally. It may not be relied upon by, nor may it be disclosed (in whole or in part) to, any other party.

       8. This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Warrants or otherwise.

       9. Any proceedings arising our of or in connection with this opinion against this firm shall be brought in the courts of England and Wales.


Very Truly Yours



/s/Latham & Watkins